Exhibit 99.1

Reliant Bancorp, Inc. Announces $12 Million Stock Repurchase Plan

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 4, 2018--Reliant Bancorp, Inc., Brentwood, Tennessee (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, today announced that its board of directors has authorized a stock repurchase plan pursuant to which Reliant may repurchase up to $12 million of the company’s outstanding common stock.

Shares of Reliant common stock will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, or otherwise, depending upon market conditions. The Reliant board of directors authorized the repurchase plan to run through December 31, 2019, unless the entire amount of shares authorized to be repurchased has been acquired before that date. Reliant intends to fund the repurchase plan with a combination of cash on hand and cash generated from ongoing operations, and the repurchased shares will be become authorized but unissued shares.

There is no guarantee as to the exact number of or value of shares that will be repurchased by Reliant, and Reliant may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the stock repurchase plan will depend on a number of factors, including Reliant’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements.

“The stock repurchase authorization highlights our confidence in Reliant Bancorp’s business and our outlook for continued growth,” stated DeVan Ard, Jr., Chairman, President and Chief Executive Officer. “We believe the stock repurchase program is a solid investment for our shareholders and provides us with the opportunity to leverage our strong financial position to improve our earnings per share.”

About Reliant Bancorp, Inc.

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2018, Reliant Bancorp, Inc. had approximately $1.7 billion in total consolidated assets, approximately $1.2 billion in loans, and approximately $1.4 billion in deposits. For additional information, please visit our website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential,” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Reliant’s future financial and operating results and Reliant’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Reliant to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) the effect of interest rate increases on the cost of deposits; (2) unanticipated weakness in loan demand or loan pricing; (3) greater than anticipated adverse conditions in the national or local economies in which we operate, including Middle Tennessee; (4) lack of strategic growth opportunities or our failure to execute on those opportunities; (5) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (6) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (7) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Reliant’s results, including as a result of compression to net interest margin; (8) our ability to effectively manage problem credits; (9) our ability to successfully implement efficiency initiatives on time and in amounts projected; (10) our ability to successfully develop and market new products and technology; (11) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches; and (12) changes in laws or regulations. Additional factors which could affect the forward-looking statements can be found in Reliant’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
DeVan Ard
Chairman, President and Chief Executive Officer
Reliant Bancorp, Inc.
615.221.2020